Exhibit 4.34

Execution Version

Dated 23 October 2015
$67,500,000

AMENDMENT NO. 2 TO TERM LOAN FACILITY
SBI PHOEBE SHIPPING COMPANY LIMITED
SBI PERSEUS SHIPPING COMPANY LIMITED
SBI ELECTRA SHIPPING COMPANY LIMITED
SBI FLAMENCO SHIPPING COMPANY LIMITED
as joint and several Borrowers
and
SCORPIO BULKERS INC.
as Guarantor
and
CREDIT SUISSE AG
as Lender
SECOND SUPPLEMENTAL AGREEMENT
relating to
the financing of
Hull Nos. CX 0613 (tbn "SBI PHOEBE"), CX 0627 (tbn "SBI PERSEUS"),
YZJ 2013-1090 (tbn "SBI ELECTRA") and YZJ 2013-1091 (tbn "SBI FLAMENCO")

Index
Clause    Page

1Definitions and Interpretation    1
2Agreement of the Lender    2
3Conditions Precedent    3
4Representations    3
5Amendments to Loan Agreement, the Guarantee and other Finance Documents    3
6Costs and Expenses    5
7Notices    5
8Counterparts    5
9Governing Law    5
10Enforcement    6

Schedules

Schedule 1 Conditions Precedent8

Execution

Execution Pages9

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THIS SECOND SUPPLEMENTAL AGREEMENT is made on 23 October        2015
PARTIES

(1)
SBI PHOEBE SHIPPING COMPANY LIMITED, SBI PERSEUS SHIPPING COMPANY LIMITED, SBI ELECTRA SHIPPING COMPANY LIMITED and SBI FLAMENCO SHIPPING COMPANY LIMITED, each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as joint and several borrowers (the "Borrowers");

(2)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as guarantor (the "Guarantor"); and

(3)	CREDIT SUISSE AG, a company incorporated in the canton of Zürich, Switzerland and acting through its office at St Alban-Graben 1-3, PO Box CH-4002 Basel, Switzerland as lender (the "Lender").
BACKGROUND

(A)	By the Original Loan Agreement, the Lender agreed to make available to the Borrowers a term loan facility of up to $67,500,000.

(B)
By the Original Guarantee, the Guarantor agreed to guarantee in favour of the Lender all the obligations of the Borrowers under the Original Loan Agreement and the other Finance Documents to which each Borrower is a party.

(C)	By the First Supplemental Agreement, the Lender agreed certain amendments to the Original Loan Agreement and the Original Guarantee in connection with certain financial covenants.

(D)	The Borrowers and the Guarantor have requested further changes to the Loan Agreement to reflect the revised Earnings Account arrangements in respect of each Ship.

(E)
This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, at the request of the Borrowers and the Guarantor, to amend certain provisions of the Loan Agreement and to the consequential amendment to the Guarantee and the other Finance Documents in order to give effect to the revised Earnings Account arrangements referred to in recital (D) above.

OPERATIVE PROVISIONS

1.1	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Effective Date" means the date on which the Lender confirms to the Borrowers and the Guarantor in writing that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.
"First Supplemental Agreement" means the first supplemental agreement referred to in recital (C) dated 14 September 2015 made between (i) the Borrowers, (ii) the Guarantor and (iii) the

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Lender whereby the Original Loan Agreement and the Original Guarantee were amended and supplemented.
"Guarantee" means the Original Guarantee as amended and supplemented by the First Supplemental Agreement.
"Loan Agreement" means the Loan Agreement as amended and supplemented by the First Supplemental Agreement.
"Original Guarantee" means to guarantee referred to in recital (B) dated 30 July 2014 made between (i) the Guarantor and (ii) the Lender whereby the Guarantee agreed to guarantee the obligations of the Borrowers under the Original Loan Agreement and the Other Finance Documents.
"Original Loan Agreement" means the loan agreement referred to in recital (A) dated 30 July 2014 made between (i) the Borrowers and (ii) the Lender whereby the Lender agreed to make available to the Borrowers a term loan of up to US$67,500,000.
"Party" means a party to this Agreement.

1.2	Defined expressions
Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement
Clause 1.2 (construction of certain terms) to clause 1.5 (general interpretation) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document
The Borrowers and the Lender designate this Agreement as a Finance Document.

1.5	Third party rights
Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
2.AGREEMENT OF THE LENDER

2.1	Agreement of the Lender
The Lender agrees, subject to and upon the terms and conditions of this Agreement:

(a)
to amend clause 1.1 (definitions) and clause 10.6 (provision of financial statements) of the Loan Agreement and clause 11.6 (provision of financial statements) of the Guarantee, as more particularly described in Clause 5 (Amendments to Loan Agreement, the Guarantee and other Finance Documents) of this Agreement; and

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(b)	to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above.

2.1	Effective Date
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) shall have effect on and from the Effective Date.

3.	CONDITIONS PRECEDENT
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) is subject to:

(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by each Borrower and the Guarantor pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Lender having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender on or before the first Drawdown Date or such later date as the Lender may agree with the Borrowers.

4.	REPRESENTATIONS

4.1	Loan Agreement representations
Each Borrower makes the representations and warranties set out in clause 9 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations
Each Borrower and the Guarantor makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5.	AMENDMENTS TO LOAN AGREEMENT, THE GUARANTEE AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to the Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by adding the following new definition to clause 1.1 (definitions) of the Loan Agreement in the correct alphabetical place:
"Account Bank" means, in relation to each Earnings Account, ABN Amro Bank N.V., Rotterdam in its capacity as the account bank with which such Earnings Account shall be held.

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(b)	by deleting the definition of "Earnings Account" in clause 1.1 (definitions) of the Loan Agreement and replacing it with the following new definition:
""Earnings Account" means, in relation to each Borrower, an account in the name of that Borrower with the Account Bank designated as the Earnings Account in respect of such Borrower, or any other account (with the Account Bank, the Lender or with another bank or financial institution other than the Lender) which is designated by the Lender as the Earnings Account of that Borrower for the purposes of this Agreement."

(c)
by adding "and" at the end of paragraph (i) of the definition of “Permitted Security Interests” in clause 1.1 (definitions) of the Loan Agreement and inserting the following new paragraph (j) at the end of that definition:

"(j)
any right of pledge and/or set-off arrangement entered into by any Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances Provided that the Lender receives evidence satisfactory to it that such right of pledge and/or set-off has been and shall remain waived throughout the Security Period;"

(d)	by inserting the following new paragraph (d) in clause 10.6 (provision of financial statements) of the Loan Agreement.
"(d)    no less frequently than once per calendar month, a bank statement from the Account Bank in respect of each Earnings Account; and" ;
and renumbering the final paragraph (e);

(e)	by deleting clause 17.1 (payment of earnings) of the Loan Agreement and replacing it with the following new clause 17.1: " 17.1
Payment and application of Earnings.

(a)
Each Borrower undertakes with the Lender to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment to which such Borrower is a party) all the Earnings of the Ship owned by it are paid to the Earnings Account for that Ship.

(b)
All moneys from time to time credited to, or for the time being standing to the credit of, an Earnings Account shall, unless and until an Event of Default shall have occurred or would occur as consequence of such payment (whereupon the provisions of Clause 16.1 shall be and become applicable), be freely available to the Borrowers for any other purpose which is not prohibited by the terms of this Agreement or any other Finance Document."

(c)	by deleting paragraph 6 of Part A of Schedule 2 (Conditions Precedent documents) of the Loan Agreement and replacing it with the following new paragraph;
"6.    Documentary evidence that the Earnings Accounts have been opened with the Account Bank",

(d)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

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(e)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Specific amendments to the Guarantee
With effect on and from the Effective Date, the Guarantee shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by inserting the following new paragraph (d) in clause 11.6 (provision of financial statements) of the Loan Agreement:
"(d)    no less frequently than once per calendar month a bank statement from the Account Bank in respect of each Earnings Account, and" ;
and renumbering the final paragraph (e);

(b)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(c)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Guarantee as amended and supplemented by this Agreement.

5.3	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.4	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)
the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Loan Agreement), Clause 5.2 (Specific amendments to the Guarantee) and Clause 5.3 (Amendments to Finance Documents).

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6.	COSTS AND EXPENSES
Clause 19.3 (costs of variations, amendments, enforcement etc) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

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7.	NOTICES
Clause 27 (notices) of the Loan Agreement and, in the case of the address for notices to the Guarantor, clause 17.1 (notices to Guarantor) of the Guarantee, in each case, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

8.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	ENFORCEMENT

10.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)
The Borrowers and the Guarantor each accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrowers nor the Guarantor will argue to the contrary.

(c)
This Clause 10.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Borrower and the Guarantor:

(a)
irrevocably appoints Scorpio UK Ltd at their registered office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (attention: Luca Forgione) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Borrower or the Guarantor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of themselves and the Guarantor) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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CONDITIONS PRECEDENT

1.	Borrowers and the Guarantor
Documents of the kind specified in Schedule 2, Part A, paragraphs 2 to 4 (inclusive) of the Loan Agreement in relation to the entry by each Borrower and the Guarantor into this Agreement.

2.	Legal opinions
A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Lender, in respect of Marshall Islands law substantially in the form distributed to the Lender before signing this Agreement.

3.	Other documents and evidence

3.1
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

3.2	Evidence that the costs and expenses then due from the Borrowers pursuant to Clause 6 (Costs and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

3.3	Evidence that the agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment as agent for service of process under this Agreement.

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EXECUTION PAGES

BORROWERS

SIGNED by /s/ Micha Withoft    )
duly authorised    )
for and on behalf of    )
SBI PHOEBE SHIPPING COMPANY LIMITED    )
in the presence of:     )

Witness' signature: /s/ Manon Sel    )
Witness' name:    )
Witness' address:    )

SIGNED by /s/ Micha Withoft    )
duly authorised    )
for and on behalf of    )
SBI PERSEUS SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature: /s/ Manon Sel    )
Witness' name:    )
Witness' address:    )

SIGNED by /s/ Micha Withoft    )
duly authorised    )
for and on behalf of    )
SBI ELECTRA SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature: /s/ Manon Sel    )
Witness' name:    )
Witness' address:    )

SIGNED by /s/ Micha Withoft    )
duly authorised    )
for and on behalf of    )
SBI FLAMENCO SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature: /s/ Manon Sel    )
Witness' name:    )
Witness' address:    )

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GUARANTOR

SIGNED by /s/ Micha Withoft    )
duly authorised    )
for and on behalf of    )
SCORPIO BULKERS INC.    )
in the presence of:    )

Witness' signature: /s/ Manon Sel    )
Witness' name:    )
Witness' address:    )

LENDER

SIGNED by /s/ Shahnoor Kassam    )
Attorney -in-Fact    )
duly authorised     )
for and on behalf of    )
CREDIT SUISSE AG    )
in the presence of:    )

Witness' signature: /s/ Kylie Gue    )
Witness' name:    )
Witness' address:    )

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